EIGHTH AMENDMENT TO LEASE AGREEMENT

This Eighth Amendment to Lease Agreement ("**Eighth Amendment**"), is entered into as of the 18 day of March, 2022 ("**Effective Date**"), by and between SHREVEPORT BUSINESS PARK, LLC, a Delaware limited liability company ("**Landlord**") and ELIO MOTORS, INC., an Arizona corporation ("**Tenant**").

RECITALS:

A. Landlord and Tenant entered into that certain Lease Agreement dated as of December 27, 2013 ("**Original Lease**") as amended by that certain First Amendment to Lease dated as of July 31, 2015 ("**First Amendment**"), that certain Second Amendment to Lease dated as of November __, 2016 ("**Second Amendment**"), that certain Third Amendment to Lease Agreement dated as of December 28, 2017 ("**Third Amendment**"), that certain Fourth Amendment to Lease Agreement dated as of April 30, 2018 ("**Fourth Amendment**"), that certain Fifth Amendment to Lease Agreement dated as of November 7, 2018 ("**Fifth Amendment**"), that certain Sixth Amendment to Lease Agreement dated as of July 12, 2021 ("**Sixth Amendment**"), and that certain Seventh Amendment to lease Agreement dated as of October __, 2021 ("**Seventh Amendment**", and together with the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment, the "**Lease**") for space located in those certain buildings commonly known as 7600 Antoine Boulevard (formerly 7600 General Motors Boulevard), Shreveport, Louisiana ("**Premises**").

B. Tenant is currently in default under the Lease for, among other things, failure to deposit the Security Deposit and failure to pay Base Rent and Additional Rent in accordance with the terms of the Lease.

C. Landlord and Tenant mutually desire to amend the Lease in accordance with the terms and conditions hereto.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals/Definitions. The foregoing recitals are hereby incorporated into and made a part of this Eighth Amendment by this reference. All capitalized terms in this Eighth Amendment shall have the same meaning ascribed thereto in the Lease, unless otherwise provided herein.

2. Deferral of Outstanding Payments. Tenant has failed to deposit the Security Deposit with Landlord and to pay to Landlord Base Rent and Additional Rent in an aggregate amount of $13,110,098 as of December 31, 2021 (the "**Outstanding Payments**"). Landlord agrees to defer Tenant's obligation to pay the Outstanding Payments and Base Rent and Additional Rent for the period of January 1, 2022-March 31, 2022 (the "**Deferred Rent**") until April 1, 2022, at which time all Outstanding Payments and Deferred Rent shall become due and payable.

3. Effect of Eighth Amendment. Except as specifically amended in this Eighth Amendment, all of the terms and conditions of the Lease shall continue in full force and effect. In the event of any conflict between the terms of this Eighth Amendment and the terms of the Lease Agreement, the terms of this Eighth Amendment shall prevail.

4. Counterparts and Electronic Signatures. This Eighth Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same Eighth Amendment. The parties shall be entitled to sign and transmit an electronic signature of this Eighth Amendment (whether by facsimile, PDF or other email transmission), which signature shall be binding on the party whose name is contained therein. Any party providing an electronic signature agrees to promptly execute and deliver to the other parties an original signed Eighth Amendment, upon request.

5. Entire Agreement. This Eighth Amendment contains the entire understanding and agreement between the parties relating to the matters covered hereby and supersedes all prior or contemporaneous negotiations, arrangements, agreements, understandings, representations, and statements, whether oral or written, with respect to the matters covered hereby, all of which are merged herein and shall be of no further force or effect.

[***Signatures appear on the following page***]

IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment to Lease as of the date first written above.

LANDLORD:

SHREVEPORT BUSINESS PARK, LLC,
a Delaware limited liability company

By: Holdings SPE Manager, LLC,
a Delaware limited liability company,
its Manager

By: ______________________
Richard H. Klein
Chief Financial Officer

TENANT:

ELIO MOTORS, INC.,
an Arizona corporation

By: ______________________
Paul Elio
Chief Executive Officer